As filed with the U.S. Securities and
Exchange Commission on April 30, 2015
Registration No. 811-4229

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	[ X ]

Amendment No. 36	[ X ]
CHURCHILL CASH RESERVES TRUST
(Exact Name of Registrant as Specified in Charter)

120 West 45th Street, Suite 3600
New York, New York 10036
(Address of Principal Executive Offices)

(212) 697-6666
(Registrant's Telephone Number)
Diana P. Herrmann
Aquila Investment Management LLC
120 West 45th Street, Suite 3600
New York, New York 10036
(Name and Address of Agent for Service)

Copy to:

Roger P. Joseph, Esq.
Morgan, Lewis & Bockius LLP
One Federal Street
Boston, Massachusetts 02110

The Trust has filed this Registration Statement pursuant to Section 8(b) of the Investment Company Act of 1940, as amended.

Part A

Churchill Cash Reserves Trust
120 West 45th Street, Suite 3600
New York, New York 10036
212-697-6666

The investment objectives and policies and general method of operations of the Trust have been those of a “money-market fund” since its inception. Since January 26, 2001 however, the Trust has had only nominal assets, has conducted no operations and has not offered its shares to the public. When it resumes operations, the Trust may choose to invest in other types of securities and if so the fundamental and management policies set forth herein will be changed by appropriate action of the Board of Trustees and shareholders and will be reflected in an appropriate amendment to its registration statement.

The following material represents the Trust’s responses to the applicable items of Form N-1A if it resumes operations as a money-market fund.

Investment Adviser

Aquila Investment Management LLC (the “Manager”)

Purchase and Sale of Fund Shares

You may purchase or redeem shares of the Trust, on any day that the New York Stock Exchange and the Trust’s Custodian are open, through registered brokers or directly by mail or wire transfer with the Trust. The minimum initial investment is $1,000; subsequent investments may be in any amount.

Tax Information

The Trust’s distributions will be taxable to you as ordinary income.

The Trust’s Objective, Investment Strategies and Main Risks; Disclosure of Portfolio Holdings

What is the Trust’s objective?

The objective of the Trust, which is a fundamental policy, is to achieve as high a level of current income, stability and liquidity for investors’ cash assets as can be obtained from investing in a diversified portfolio of short-term “money-market” securities meeting specific quality standards.

What are the Trust’s investment strategies?

The Trust seeks to attain this objective by investing in short-term money-market securities denominated in U.S. dollars that are of high quality and present minimal credit risks.

Under the current management policies, the Trust invests only in the following types of obligations:

(1)           Obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities.

(2)           Bank obligations and instruments secured by them. (“Banks” include commercial banks, savings banks and savings and loan associations.)

(3)           Short-term corporate debt known as “commercial paper.”

(4)           Corporate debt obligations (for example, bonds and debentures).  Debentures are a form of unsecured corporate debt.

(5)           Variable amount master demand notes which are repayable on not more than 30 days’ notice.

(6)           Repurchase agreements.

The Trust seeks to maintain a net asset value of $1.00 per share.

In general, not more than 5% of the Trust’s total assets can be invested in the securities of any issuer.

The dollar weighted average maturity of the Trust will be 60 days or less and the Trust may buy only those instruments that have a remaining maturity of 397 days or less.

Securities the Trust buys must present minimal credit risks and at the time of purchase be rated in the two highest rating categories for short-term securities by any two of the nationally recognized statistical rating organizations (“NRSROs”) or, if unrated, they must be determined by the Board of Trustees to be of comparable quality. Some securities may have third-party guarantees to meet these rating requirements.

The Trust may change any of its management policies without shareholder approval.

What are the main risks of investing in the Trust?

Although the Trust seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Trust.

Investment in the Trust is not a deposit in any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Because variable amount master demand notes are direct lending arrangements between the lender and borrower, it is not generally contemplated that they will be traded, and there is no secondary market for them.  Variable amount master demand notes repayable in more than seven days are securities which are not readily marketable, and fall within the Trust’s overall 5% limitation on securities which are illiquid.  These notes are also subject to credit risk.

Repurchase agreements involve some risk to the Trust if the other party does not fulfill its obligations under the agreement.

The value of money-market instruments tends to fall if prevailing interest rates rise.

Corporate bonds and debentures are subject to interest rate and credit risks.

Interest rate risk relates to fluctuations in market value arising from changes in interest rates.  If interest rates rise, the value of debt securities will normally decline.  All fixed-rate debt securities, even the most highly rated, are subject to interest rate risk.

Credit risk relates to the ability of the particular issuers of the obligations the Trust owns to make periodic interest payments as scheduled and ultimately repay principal at maturity.

Investments in foreign banks and foreign branches of United States banks involve certain risks.  Foreign banks and foreign branches of domestic banks may not be subject to regulations that meet U.S. standards.  Investments in foreign banks and foreign branches of domestic banks may also be subject to other risks, including future political and economic developments, the possible imposition of withholding taxes on interest income, the seizure or nationalization of foreign deposits and the establishment of exchange controls or other restrictions.

New requirements for money market funds will take effect over the course of 2015 and 2016.  The new regulations will impact funds differently depending upon the types of investors that will be permitted to invest in a fund, and the types of securities in which a fund may invest.  As a result, money market funds will be required to implement changes that will impact and may adversely affect the funds and their investors.

A description of the Trust’s policies and procedures with respect to the disclosure of the Trust’s portfolio securities is available in the Trust’s Statement of Additional Information.

Trust Management

Management

Aquila Investment Management LLC, 120 West 45th Street, Suite 3600, New York, NY  10036, the Manager, acts as the Trust's Manager under the Advisory and Administration Agreement. The Manager is responsible for administrative services, including providing for the maintenance of the headquarters of the Trust, overseeing relationships between the Trust and the service providers to the Trust, either keeping the accounting records of the Trust or, at its expense and responsibility, delegating such duties in whole or in part to a company satisfactory to the Trust, maintaining the Trust’s books and records and providing other administrative services.

Under the Advisory and Administration Agreement, the Trust would pay the Manager for administrative services only a fee payable monthly and computed on the net asset value of the Trust as of the close of business each business day at the annual rate of 0.17 of 1% of such net asset value. Since the Trust ceased operations, all such fees have been waived.

Information About the Manager

The Trust’s Manager is a wholly-owned subsidiary of Aquila Management Corporation (“AMC”), founder and sponsor of each fund in the Aquila Group of Funds.  As of March 31, 2015, the Aquila Group of Funds consisted of seven tax-free municipal bond funds, a high income corporate bond fund and an equity fund, with aggregate assets of approximately $3.2 billion.  AMC’s address is the same as that of the Administrator.  AMC was founded in 1984 and is principally owned by Diana P. Herrmann and members of her family.  Ms. Herrmann is Chair, a Trustee and President of the Trust and Vice Chair and Chief Executive Officer of AMC.

Net Asset Value per Share

The Trust’s net asset value per share is determined as of 4:00 p.m., New York time, on each day that the New York Stock Exchange is open (a “business day”), by dividing the value of the Trust’s net assets (which means the value of the assets less liabilities) by the total number of shares outstanding at that time.

The net asset value per share will normally remain constant at $1.00 per share except under extraordinary circumstances. The net asset value per share is based on a valuation of the Trust’s investments at amortized cost.

The New York Stock Exchange annually announces the days on which it will not be open. The most recent announcement indicates that it will not be open on the following days: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. However, the New York Stock Exchange may close on other days not included in that announcement.

How to Invest in the Trust

The following is for information only; shares are not currently being offered for sale to the public.

Purchases

How do I purchase shares?

Opening an Account

To open a new account, you must send a properly completed application to BNY Mellon (the “Agent”).  The Trust will not honor redemption of shares purchased by wire payment until a properly completed application has been received by the Agent.  The minimum initial investment is $1,000.  Subsequent investments may be in any amount.

You can make investments in any of these three ways:

1.
By Mail.  You can make payment by check, money order, Federal Reserve Draft or other  negotiable bank draft drawn in United States dollars on a United States commercial or savings bank or credit union (each of which is a “Financial Institution”) payable to the order of Churchill Cash Reserves Trust and mailed to:

BNY Mellon
Attn: Aquila Group of Funds
4400 Computer Drive
Westborough, MA  01581

2.
By Wire. Telephone the Agent (toll-free) at 800-437-1000 (individual shareholders) or 877-953-6932 (broker/dealers) to advise us that you would like to purchase shares of the Trust by wire transfer.  We will provide appropriate instructions at that time. Your bank may impose a charge for wiring funds.

3.	Through Brokers. If you wish, you may invest in the Trust by purchasing shares through registered broker/dealers.

The Trust imposes no sales or service charge, although broker/dealers may make reasonable charges to their customers for their services.  The services to be provided and the fees therefor are established by each broker/dealer acting independently; broker/dealers may establish, as to accounts serviced by them, higher initial or subsequent investment requirements than those required by the Trust. Broker/dealers are responsible for prompt transmission of orders placed through them.

Opening An Account	Adding to an Account

•Make out a check for the investment amount payable to the Trust.

•Complete a New Account Application, which is available with the Prospectus or upon request, indicating the features you wish to authorize.

•Send your check and completed New Account Application to your dealer or to the Trust’s Agent, BNY Mellon, or

•Wire funds as described above.

•Make out a check for the investment amount payable to the Trust.

•Fill out the pre-printed stub attached to the Trust’s confirmations or supply the name(s) of account owner(s), the account number and the name of the Trust.

•Send your check and account information to your dealer or to the Trust’s Agent, BNY Mellon, or

•Wire funds as described above.

Be sure to supply the name(s) of account owner(s), the account number and the name of the Trust.

Can I transfer funds electronically?

You can have funds transferred electronically, in amounts of $50 or more, from your Financial Institution if it is a member of the Automated Clearing House. You may make investments through two electronic transfer features, “Automatic Investment” and “Telephone Investment.”

•	Automatic Investment: You can authorize a pre-determined amount to be regularly transferred from your account.

•	Telephone Investment: You can make single investments of up to $200,000 by telephone instructions to the Agent.

Before you can transfer funds electronically, the Trust’s Agent must have your completed New Account Application authorizing these features.  Or, if you initially decide not to choose these conveniences and then later wish to do so, you must complete a Ready Access Features Form which is available from the Distributor or Agent, or if your account is set up so that your broker or dealer makes these sorts of changes, ask your broker or dealer to make them.  The Trust may modify or terminate these investment methods or charge a service fee, upon 30 days’ written notice to shareholders.

When are shares issued and dividends declared on them?

The Trust issues shares two ways.

First Method - ordinary investments. You will be paid dividends starting on the day (whether or not a Business Day) after the first Business Day on which your purchase order has been received in proper form and funds have become available for investment. You will be paid a dividend on the day on which your shares are redeemed.

When will my order become effective under the First Method?

The Trust must have payment for your purchase available for investment before 4:00 p.m. New York time on a Business Day for your order to be effective on that Business Day. Your order is effective and you will receive the next determined net asset value per share depending on the method of payment you choose, as follows:

Payment Method.	When will an order received before 4:00 p.m. on a Business Day be deemed effective?	When will an order received after 4:00 p.m. on a Business Day be deemed effective?

By wire in Federal Funds or Federal Reserve Draft	That day.	Next Business Day.

By wire not in Federal Funds	4:00 p.m. on the Business Day converted to Federal Funds (normally the next Business Day).	4:00 p.m. on the Business Day converted to Federal Funds (normally the next Business Day).

By Check	4:00 p.m. on the Business Day converted to Federal Funds (normally two Business Days for checks on banks in the Federal Reserve System, longer for other banks).	4:00 p.m. on the Business Day converted to Federal Funds (normally two Business Days for checks on banks in the Federal Reserve System, longer for other banks).

Automatic Investment	The day you specify; if it is not a Business Day, on the next Business Day.

Telephone Investment	That day.	Next Business Day.

All checks are accepted subject to collection at full face value in United States funds and must be drawn in United States dollars on a United States bank; if not, shares will not be issued.  (The Agent will convert wires and checks to Federal funds as your agent.)

Second Method- For broker/dealers or banks which have requested that this method be used, to which request the Trust has consented.  You will be paid dividends starting on the day on which your purchase order has been received in proper form and funds have become available for investment.  You will not be paid a dividend on the day on which your shares are redeemed.

When will my order be effective under the Second Method?

Your purchase order is effective and your funds are deemed available for investment on that day, if

(i) you advise the Agent before 1:00 p.m. New York time on a Business Day of a dollar amount to be invested; and

(ii) your payment in Federal funds is received by wire on that day.

The second investment method is available to prospective investors in shares of the Trust who wish to use it so that the dividends on their shares will commence to be declared on the day the purchase order is effective. Upon written or phone request the Trust will advise you as to the broker/dealers or banks through which such purchases may be made.

The Agent will maintain records as to which of your shares were purchased under each of the two investment methods set forth above. If you make a redemption request and have purchased shares under both methods, the Agent will, unless you request otherwise, redeem those shares first purchased, regardless of the method under which they were purchased.

Under each method, shares are issued at the net asset value per share next determined after the purchase order is received in proper form.  Under each method, the Application must be properly completed and have been received and accepted by the Agent; the Trust or the Distributor may also reject any purchase order.  Under each method, Federal funds (see above) must either be available to the Trust or the payment thereof must be guaranteed to the Trust so that the Trust can be as fully invested as practicable.

Redeeming Your Investment

You may redeem some or all of your shares by a request to the Agent.  Shares will be redeemed at the next net asset value determined after your request has been received in proper form.

There is no minimum period for investment in the Trust, except for shares recently purchased by check or by Automatic or Telephone Investment as discussed below.

A redemption may result in a tax liability for you.

How can I redeem my investment?

By mail, send instructions to:	By telephone, call:	By FAX, send instructions to:

BNY Mellon Attn: Aquila Group of Funds 4400 Computer Drive Westborough, MA 01581	800-437-1000 toll free	508-599-1838

For liquidity and convenience, the Trust offers expedited redemption.

Expedited Redemption Methods

You may request expedited redemption in two ways:

1.           By Telephone. The Agent will take instructions from anyone by telephone to redeem shares and make payments:

a)           to a Financial Institution account you have previously specified; or

b)           by check in the amount of $50,000 or less, mailed to the name and address on the account from which you are redeeming, provided that neither the name nor the address has changed during the prior 30 days.  You may only redeem by check via telephone request once in any seven-day period.

Telephoning the Agent

Whenever you telephone the Agent, please be prepared to supply:

▪	account name(s) and number

▪	name of the caller

▪	the social security number registered to the account

▪	personal identification

Note:  Check the accuracy of your confirmation statements immediately upon receipt.  The Trust, the Agent, and the Distributor are not responsible for losses resulting from unauthorized telephone transactions if the Agent follows reasonable procedures designed to verify a caller’s identity.  The Agent may record calls.

2.           By FAX or Mail.  You may request redemption payments to a predesignated Financial Institution account by a letter of instruction sent to the Agent, BNY Mellon, 4400 Computer Drive, Westborough, MA  01581 or by FAX at 508-599-1838. The letter, signed by the registered shareholder(s), must indicate:

▪	account name(s),

▪	account number,

▪	amount to be redeemed,

▪	any payment directions.

To have redemption proceeds sent directly to a Financial Institution account, you must complete the Expedited Redemption section of the New Account Application or a Ready Access Features Form.  You will be required to provide (1) details about your Financial Institution account, (2) signature guarantees and (3) possible additional documentation.

The name(s) of the shareholder(s) on the Financial Institution account must be identical to the name(s) on the Trust’s records of your account.

You may change your designated Financial Institution account at any time by completing and returning a revised Ready Access Features Form.

Regular Redemption Method

You must use the Regular Redemption Method if you have not chosen Expedited Redemption. To redeem by this method, send a letter of instruction to the Trust’s Agent, which includes:

•	account name(s);

•	account number;

•	dollar amount or number of shares to be redeemed or a statement that all shares held in the account are to be redeemed;

•	payment instructions (we normally mail redemption proceeds to your address as registered with the Trust); and

•	signature(s) of the registered shareholder(s).

We may require additional documentation for certain types of shareholders, such as corporations, partnerships, trustees or executors, or if redemption is requested by someone other than the shareholder of record.

Signature Guarantees.  If sufficient documentation is on file, we do not require a signature guarantee for redemptions of shares up to $50,000, payable to the record holder, and sent to the address of record. In all other cases, signatures must be guaranteed.

Your signature may be guaranteed by any:

•	member of a national securities exchange;

•	U.S. bank or trust company;

•	state-chartered savings bank;

•	federally chartered savings and loan association;

•	foreign bank having a U.S. correspondent bank; or

•	participant in the Securities Transfer Association Medallion Program (“STAMP”), the Stock Exchanges Medallion Program (“SEMP”) or the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”).

A notary public is not an acceptable signature guarantor.

Certificate Shares

The Trust no longer issues share certificates.

When will I receive the proceeds of my redemption?

Redemption proceeds are normally sent, as shown below, to your address of record, on the next business day following receipt of your redemption request in proper form.  Except as described below, payments will normally be sent to your address of record within seven days.

Redemption	Method of Payment	Charges

Under $1,000.	Check.	None.
$1,000 or more.	Check, or wired or transferred through the Automated Clearing House to your Financial Institution account, if you so requested on your New Account Application or Ready Access Features Form.	None.
Through a broker/dealer.	Check or wire, to your broker/dealer.	None. However, your broker/dealer may charge a fee.

Redemption proceeds on shares issued under the second method will be wired in Federal funds on the date of redemption, if practicable, or as soon thereafter as practicable, irrespective of amount.  Redemption requests as to such shares may be made by telephone.

Although the Trust does not currently intend to, it can charge up to $5.00 per wire redemption, after written notice to shareholders who have elected this redemption procedure. Upon 30 days’ written notice to shareholders, the Trust may modify or terminate the use of the Automated Clearing House to make redemption payments at any time or charge a service fee, although no such fee is presently contemplated.  If any such changes are made, the Prospectus will be supplemented to reflect them.

The Trust may delay payment for redemption of shares recently purchased by check (including certified, cashier’s or official bank check), Automatic Investment or Telephone Investment for up to 10 business days after purchase; however, payment for redemption will not be delayed after (i) the check or transfer of funds has been honored, or (ii) the Agent receives satisfactory assurance that the check or transfer of funds will be honored. Possible delays can be eliminated by paying for purchased shares with wired funds or Federal Reserve drafts.

The Trust has the right to postpone payment or suspend redemption rights during certain periods. These periods may occur (i) when the New York Stock Exchange is closed for other than weekends and holidays, (ii) when the Securities and Exchange Commission (the “SEC”) restricts trading on the New York Stock Exchange, (iii) when the SEC determines that an emergency exists which causes disposal of, or determination of the value of, the portfolio securities to be unreasonable or impracticable, and (iv) during such other periods as the SEC may permit.

The Trust can redeem your shares if their value totals less than $500 as a result of redemptions or failure to meet and maintain the minimum investment level under an Automatic Investment Program. Before such a redemption is made, we will send you a notice giving you 60 days to make additional investments to bring your account up to the minimum.

Redemption proceeds may be paid in whole or in part by distribution of the Trust’s portfolio securities (“redemption in kind”) in conformity with SEC rules. This method will only be used if the Board of Trustees determines that payments partially or wholly in cash would be detrimental to the best interests of the remaining shareholders.

Is there an Automatic Withdrawal Plan?

An Automatic Withdrawal Plan allows you to arrange to receive a monthly or quarterly check in a stated amount, not less than $50.

Dividends and Distributions

The Trust will declare all of its net income for dividend purposes daily as dividends. If you redeem all of your shares, you will be credited on the redemption payment date with the amount of all dividends declared for the month through the date of redemption, or through the day preceding the date of redemption in the case of shares issued under the “second” method.

You will receive monthly a summary of your account, including information as to dividends paid during the month and the shares credited to your account through reinvestment of dividends.

Dividends will be taxable to you as ordinary income, even though reinvested. Statements as to the tax status of your dividends will be mailed annually.

It is possible but unlikely that the Trust may have realized long-term capital gains or losses in a year.

Dividends will automatically be reinvested in full and fractional shares of the Trust at net asset value unless you elect otherwise.

You may choose to have all or any part of the payments for dividends paid in cash. You can elect to have the cash portion of your dividends deposited, without charge, by electronic funds transfers into your account at a financial institution, if it is a member of the Automated Clearing House.

You can make any of these elections on the New Account Application, by a Ready Access Features Form or by a letter to the Agent. Your election to receive some or all of your dividends in cash will be effective as of the next payment of dividends after it has been received in proper form by the Agent. It will continue in effect until the Agent receives written notification of a change.

Whether your dividends are paid in cash or reinvested, you will receive a monthly statement indicating the current status of your account.

If you do not comply with laws requiring you to furnish taxpayer identification numbers and report dividends, the Trust may be required to impose backup withholding upon payment of redemptions and dividends.  The backup withholding rate is currently 28%.

The Trust reserves the right to change the dividend and distribution payment option on your account to “reinvest” if mail sent to the address on your account is returned by the post office as “undeliverable” and you have elected to have your account dividends and/or distributions paid in cash.  In such event, the Trust would then purchase additional shares of the Trust with any dividend or distribution payments that are “undeliverable.”  In order to change the option back to “cash,” you would need to send the Agent written instructions as described above.

Confirmations

A statement will be mailed to you confirming each purchase of shares in the Trust. Accounts are rounded to the nearest 1/1000th of a share.

The Trust and the Distributor may reject any order for the purchase of shares. In addition, the offering of shares may be suspended at any time and resumed at any time thereafter.

Distribution Plan

None.

Part B

CHURCHILL CASH RESERVES TRUST

120 West 45th Street, Suite 3600
New York, New York 10036
212-697-6666

This Part B is called the Statement of Additional Information (the “SAI”).

This SAI is not a Prospectus. The SAI should be read in conjunction with Part A of Churchill Cash Reserves Trust (the "Trust").

FINANCIAL STATEMENTS

The financial statements and financial highlights for the Trust for the fiscal year ended December 31, 2014, which are contained in the Annual Report for that fiscal year, filed with the Securities and Exchange Commission on March 11, 2015 (Accession No. 0000763534-15-000004 ), are hereby incorporated by reference into this SAI. Those financial statements have been audited by Tait, Weller & Baker LLP, independent registered public accounting firm, whose report thereon is incorporated herein by reference. The Annual Report of the Trust for the fiscal year ended December 31, 2014 can be obtained without charge by calling 800-437-1020 toll-free. The Annual Report will be delivered with the SAI.

CHURCHILL CASH RESERVES TRUST

STATEMENT OF ADDITIONAL INFORMATION

Trust History

Churchill Cash Reserves Trust is an open-end, diversified management investment company. It was organized in 1984 as a Massachusetts business trust.  It operated as a money-market fund until January 26, 2001, when it ceased operations.  It has not offered its shares to the public since that date.

On November 30, 2012, the Board of Trustees approved a change in the Trust’s fiscal year end from September 30 to December 31.

The following represents the Trust’s responses to the applicable items of form N-1A if it resumes operations as a money-market fund.

Investment Strategies and Risks

Additional Information About the Trust's Investments

Under the current management policies, the Trust invests only in the following types of obligations:

(1) U.S. Government Securities: Obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities.

(2) Bank Obligations and Instruments Secured by Them: Bank obligations (i) of U.S. regulated banks having total assets of at least $1.5 billion, which may be domestic banks, foreign branches of such banks or U.S. subsidiaries of foreign banks; (ii) of any foreign bank having total assets equivalent to at least $1.5 billion; or (iii) that are fully insured as to principal by the Federal Deposit Insurance Corporation. ("Banks" include commercial banks, savings banks and savings and loan associations.)

(3) Commercial Paper:  Short-term corporate debt.

(4) Corporate Debt Obligations: Corporate debt obligations (for example, bonds and debentures). Debentures are a form of unsecured corporate debt.

(5) Variable Amount Master Demand Notes: Variable amount master demand notes repayable on not more than 30 days' notice. These notes permit the investment of fluctuating amounts by the Trust at varying rates of interest pursuant to direct arrangements between the Trust, as lender, and the borrower. They permit daily changes in the amounts borrowed. The Trust has the right to increase the amount under the note at any time up to the full amount provided by the note agreement, or to decrease the amount, and the borrower may prepay up to the full amount of the note without penalty. Variable amount master demand notes may or may not be backed by bank letters of credit.

(6) Certain Other Obligations: Obligations other than those listed in 1 through 5 above only if such other obligations are guaranteed as to principal and interest by either a bank in whose obligations the Trust may invest (see 2 above) or a corporation in whose commercial paper the Trust may invest (see 3 above). If the Trust invests more than 5% of its net assets in such other obligations, the Prospectus will be supplemented to describe them.

(7) Repurchase Agreements: The Trust may purchase securities subject to repurchase agreements with commercial banks and broker-dealers provided that such securities consist entirely of U.S. Government securities or securities that, at the time the repurchase agreement is entered into, are rated in the highest rating category by two or more nationally recognized statistical rating organizations ("NRSROs").

 (8) When-Issued or Delayed Delivery Securities: The Trust may buy securities on a when-issued or delayed delivery basis. The Trust may not enter into when-issued commitments exceeding in the aggregate 15% of the market value of the Trust's total assets, less liabilities other than the obligations created by when-issued commitments. When-issued securities are subject to market fluctuation and no interest accrues to the Trust until delivery and payment take place; their value at the delivery date may be less than the purchase price.

Further Information about Variable Amount Master Demand Notes

Because variable amount master demand notes are direct lending arrangements between the lender and borrower, it is not generally contemplated that they will be traded, and there is no secondary market for them. They are redeemable (and thus repayable by the borrower) at principal amount, plus accrued interest, at any time on not more than thirty days' notice. Except for those notes which are payable at principal amount plus accrued interest within seven days after demand, such notes fall within the SEC's overall 5% limitation on securities with possible limited liquidity. There is no limitation on the type of issuer from which these notes will be purchased; however, all such notes must be “First Tier Securities” (as defined in Rule 2a-7 under the Investment Company Act of 1940 (the “1940 Act”)) and must present minimal credit risks.

Information on Insured Bank Obligations

The Federal Deposit Insurance Corporation ("FDIC") insures the deposits of Federally insured banks and savings institutions (collectively, herein, "banks") up to $250,000. The Trust may purchase bank obligations which are fully insured as to principal by the FDIC. To remain fully insured as to principal, these investments must currently be limited to $250,000 per bank; if the principal amount and accrued interest together exceed $250,000 then the excess accrued interest will not be insured. Insured bank obligations may have limited marketability; unless such obligations are payable at principal amount plus accrued interest on demand or within seven days after demand or the Board of Trustees determines that a readily available market exists for such obligations, the Trust will invest in them only within a 5% limit.

Information about Certain Other Obligations

The Trust may purchase obligations other than those listed in categories 1 through 5, but only if such other obligations are guaranteed as to principal and interest by either a bank in whose obligations the Trust may invest or a corporation in whose commercial paper the it may invest. If any such guarantee is unconditional and is itself an “Eligible Security,” (as defined in Rule 2a-7),  the obligation may be purchased based on the guarantee; if any such guarantee is not unconditional, purchase of the obligation can only be made if the underlying obligation is an Eligible Security and meets all other applicable requirements of Rule 2a-7. As of the date of this SAI, the Trust does not own any such obligations and has no present intention of purchasing any. Such obligations can be any obligation of any kind so guaranteed, including, for example, obligations created by "securitizing" various kinds of assets such as credit card receivables or mortgages. If the Trust invests in these assets, they will be identified in the Trust's Prospectus and described in the SAI.

U.S. Government Securities

The Trust may invest in U.S Government securities (i.e., obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities), which include securities issued by the U.S. Government, such as Treasury Bills (which mature within one year of the date they are issued) and Treasury Notes and Bonds (which are issued with longer maturities). All Treasury securities are backed by the full faith and credit of the United States.

The Trust may invest in securities of U.S. government agencies and instrumentalities that issue or guarantee securities. These include, but are not limited to, the Federal Farm Credit System, Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Federal Housing Administration, Federal National Mortgage Association, Financing Corporation, Government National Mortgage Association, Resolution Funding Corporation, Small Business Administration, Student Loan Marketing Association and the Tennessee Valley Authority.

Securities issued or guaranteed by U.S. government agencies and instrumentalities are not always supported by the full faith and credit of the United States. Some, such as securities issued by the Federal Home Loan Banks, are backed by the right of the agency or instrumentality to borrow from the Treasury. Others, such as securities issued by the Federal National Mortgage Association, are supported only by the credit of the instrumentality and not by the Treasury. If the securities are not backed by the full faith and credit of the United States, the owner of the securities must look principally to the agency issuing the obligation for repayment and may not be able to assert a claim against the United States in the event that the agency or instrumentality does not meet its commitment. The Trust will invest in government securities, including securities of agencies and instrumentalities only if the Manager, acting under procedures approved by the Board of Trustees, is satisfied that these obligations present minimal credit risks.

Portfolio Turnover

In general, the Trust will purchase securities with the expectation of holding them to maturity. However, the Trust may to some degree engage in short-term trading to attempt to take advantage of short-term market variations. The Trust may also sell securities prior to maturity to meet redemptions or as a result of a revised management evaluation of the issuer. The Trust will have a high portfolio turnover due to the short maturities of the securities held, but this should not affect net asset value or income, as brokerage commissions are not usually paid on the securities in which the Trust invests. (In the usual calculation of portfolio turnover, securities of the type in which the Trust invests are excluded; consequently, the high turnover which the Trust will have is not comparable to the turnover of non-money-market investment companies.)

When-Issued and Delayed Delivery Securities

The Trust may purchase securities on a when-issued or delayed delivery basis. For example, delivery and payment may take place a month or more after the date of the transaction. The purchase price and the interest rate payable on the securities are fixed on the transaction date. At the time the Trust makes the commitment to purchase securities on a when-issued or delayed delivery basis, it will record the transaction and thereafter reflect the value of such securities each day in determining its net asset value. The Trust will make commitments for such when-issued transactions only when it has the intention of actually acquiring the securities. The Trust will maintain and mark to market every business day a separate account with portfolio securities in an amount at least equal to such commitments. On delivery dates for such transactions, the Trust will meet its obligations from maturities or sales of the securities held in the separate account and/or from cash flow. If the Trust chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation.  The Trust may not enter into when-issued commitments exceeding in the aggregate 15% of the market value of its total assets, less liabilities other than the obligations created by when-issued commitments.

Diversification and Certain Industry Requirements

The Trust has a rule, under which it cannot buy the securities of issuers in any one industry if more than 25% of its total assets would then be invested in securities of issuers of that industry. In applying this rule to commercial paper issued by finance subsidiaries or affiliates of operating companies, if the business of the issuer consists primarily of financing the activities of the related operating company, the Trust considers the industry of the issuer to be that of the related operating company.

Policies of the Trust

Investment Restrictions

The Trust has a number of policies concerning what it can and cannot do. Those policies, which are called “fundamental policies,” may not be changed unless the holders of a majority, as defined in the 1940 Act, of the Trust’s outstanding shares vote to change them. Under the 1940 Act, the vote of the holders of a majority of the Trust’s outstanding shares means the vote of the holders of the lesser of (a) 67% or more of the dollar value of the Trust’s shares present at a meeting or represented by proxy if the holders of more than 50% of the dollar value of its shares are so present or represented, or (b) more than 50% of the dollar value of the Trust’s outstanding shares. Those fundamental policies not set forth in the Prospectus are set forth below.

1.           The Trust invests only in certain limited securities.

The Trust cannot buy any voting securities, any commodities or commodity contracts, any mineral related programs or leases, any shares of other investment companies or any warrants, puts, calls or combinations thereof.

The Trust cannot purchase or hold the securities of any issuer if, to its knowledge, Trustees, Directors or officers of the Trust, its Adviser or Sub-Adviser, who individually own beneficially more than 0.5% of the securities of that issuer, together own in the aggregate more than 5% of such securities.

The Trust cannot buy real estate or any non-liquid interests in real estate investment trusts; however, it can buy any securities which it could otherwise buy even though the issuer invests in real estate or interests in real estate.

2.           Almost all of the Trust's assets must be in established companies.

Only 5% of the Trust's total assets may be in issuers less than three years old, that is, which have not been in continuous operation for at least three years. This includes the operations of predecessor companies.

3.           The Trust does not buy for control.

The Trust cannot invest for the purpose of exercising control or management of other companies.

4.           The Trust does not sell securities it does not own or borrow from brokers to buy securities.

Thus, it cannot sell short or buy on margin.

5.           The Trust is not an underwriter.

The Trust cannot engage in the underwriting of securities, that is, the selling of securities for others. Also, it cannot invest in restricted securities. Restricted securities are securities which cannot freely be sold for legal reasons.

6.           The Trust has diversification and certain anti- concentration requirements.

The Trust cannot buy the securities of any issuer if it would then own more than 10% of the total value of all of the issuer's outstanding securities.

The Trust cannot buy the securities (not including U.S. Government Securities) of any issuer if more than 5% of its total assets (valued at market value) would then be invested in securities of that issuer, provided, however that the Trust may invest not more than 25% of its total assets in the First Tier Securities (as defined in Rule 2a-7 under the 1940 Act) of a single issuer for a period of up to three business days after the purchase thereof, and provided, further that the Trust may not make more than one investment in accordance with the foregoing proviso at any time.

The Trust cannot buy the securities of issuers in any one industry if more than 25% of its total assets would then be invested in securities of issuers in that industry; U.S. Government Securities and those domestic bank obligations and instruments of domestic banks which the Trust may purchase are considered as not included in this limit; however, obligations of foreign banks and of foreign branches of domestic banks are considered as included in this limit.

7.           The Trust can make loans only by lending securities or entering into repurchase agreements.

The Trust can buy those debt securities which it is permitted to buy; this is investing, not making a loan. The Trust can lend its portfolio securities on a collateralized basis up to 10% of the value of its total assets to specified borrowers (broker-dealers, banks and certain other financial institutions) to increase its income and enter into repurchase agreements. The Trust may be considered as the beneficial owner of the loaned securities in that any gain or loss in their market price during the loan inures to the Trust and its shareholders; thus, when the loan is terminated, the value of the securities may be more or less than their value at the beginning of the loan.

8.           The Trust can borrow only in limited amounts for special purposes.

The Trust can borrow from banks for temporary or emergency purposes but only up to 10% of its total assets. It can mortgage or pledge its assets only in connection with such borrowing and only up to the lesser of the amounts borrowed or 5% of the value of its total assets. The Trust will not borrow to purchase securities or to increase its income but only to meet redemptions so that it will not have to sell securities to pay for redemptions. Interest on borrowings would reduce the Trust's income. The Trust will not purchase any securities while it has any outstanding borrowings which exceed 5% of the value of its assets.

Except in connection with borrowings, the Trust will not issue senior securities.

Loans of Portfolio Securities

The Trust may, to increase its income, lend its securities on a short- or long-term basis to broker-dealers, banks or certain other financial institutions (see below) if (i) the loan is collateralized in accordance with applicable regulatory requirements (the "Guidelines") and if (ii) after any loan, the value of the securities loaned does not exceed 10% of the value of its total assets. As of the date of this SAI, the Trust does not foresee lending securities if after any loan the value of loaned securities exceeds 5% of the value of its total assets. The financial institutions other than broker-dealers or banks to which the Trust can lend its securities are limited to "accredited investors," as that term is defined in Section 2(15) of the Securities Act of 1933. (In general, such institutions are insurance companies, investment companies and certain employee benefit plans.) Under the present Guidelines (which are subject to change) the loan collateral must, on each business day, at least equal the value of the loaned securities and must consist of cash, bank letters of credit or U.S. Government securities. To be acceptable as collateral, a letter of credit must obligate a bank to pay amounts demanded by the Trust if the demand meets the terms of the letter. Such terms and the issuing banks would have to be satisfactory to the Trust. Any loan might be secured by any one or more of the three types of collateral. In addition, any such investment must meet the applicable requirements of Rule 2a- 7 under the 1940 Act.

The Trust receives amounts equal to the interest or other distributions on loaned securities and also receives one or more of the negotiated loan fees, interest on securities used as collateral or interest on the securities purchased with such collateral, either of which types of interest may be shared with the borrower. The Trust may also pay reasonable finder's, custodian and administrative fees but only to persons not affiliated with the Trust. The terms of the Trust's loans will meet certain tests under the Internal Revenue Code and permit the Trust to terminate the loan and thus reacquire loaned securities on five days' notice.

Management of the Trust

The Board of Trustees

The business and affairs of the Trust are managed under the direction and control of its Board of Trustees. The Board of Trustees has authority over every aspect of the Trust's operations, including the contracts with all other service providers.

The Trust has an Audit Committee, consisting of all of the Trustees who are “independent” and are not “interested persons” of the Trust. The Committee recommends to the Board of Trustees what independent registered public accounting firm will be selected by the Board of Trustees, reviews the methods, scope and result of audits and the fees charged, and reviews the adequacy of the Trust’s internal accounting procedures and controls.  The Audit Committee held one meeting during the fiscal year ended December 31, 2014.

The Trust has a Nominating Committee, consisting of all of the non-interested Trustees.  The Nominating Committee did not hold any meetings during the fiscal year ended December 31, 2014.  The committee will consider nominees recommended by the shareholders, who may send recommendations to the committee in care of the Manager at 120 West 45th Street, Suite 3600, New York, NY  10036.

The Board seeks continuously to be alert to potential risks regarding the Trust’s business and operations as an integral part of its responsibility for oversight of the Trust.

The Trust faces a number of risks, such as investment risk, counterparty risk, valuation risk, reputational risk, risk of operational failure or lack of business continuity, and legal, compliance and regulatory risk. The goal of risk management is to identify and address risks, i.e., events or circumstances that could have material adverse effects on the business, operations, shareholder services, investment performance or reputation of the Trust. Under the overall oversight of the Board, the Trust, or the Manager, or other service providers to the Trust, employ a variety of processes, procedures and controls in an effort to identify, address and mitigate risks.

The Board addresses risk management as a regular part of its oversight  responsibilities through contact with the Chief Compliance Officer and other key management personnel, and through policies and procedures in place for regulation of the Trust’s activities and conduct.

In addition, a Risk Identification Group meets and reports to the Board as to significant risks and compliance matters.  Issues raised are considered by the Board as it deems appropriate.  Mr. Burlingame and Mr. Partridge are members of that group.

The Board recognizes that not all risks that may affect the Trust can be identified, that it may not be practical or cost-effective to eliminate or mitigate certain risks, that it may be necessary to bear certain risks (such as investment-related risks) to achieve the Trust’s goals, that the processes, procedures and controls employed to address certain risks may be limited in their effectiveness, and that some risks are simply beyond the control of the Trust, the Manager or other service providers. As a result of the foregoing and other factors, the Board’s risk management oversight is subject to substantial limitations.

The Board has determined that the foregoing structure is appropriate given the circumstances that the Trust is inactive.  If and when the Trust resumes operations whether as a money-market fund or otherwise, the foregoing structure will be re-evaluated in the light of circumstances at that time.

Trustees and Officers

The following material includes information about each Trustee and officer of the Trust.

Name and Year of Birth(1)	Positions Held with Trust and Length of Service(2)	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee(3)	Other Directorships Held by Trustee During Past 5 Years

Interested Trustee(4)

Diana P. Herrmann New York, NY (1958)	Chair of the Board since 2012 and President since 2004
Vice Chair and Chief Executive Officer of Aquila Management Corporation, Founder and Sponsor of the Aquila Group of Funds(5) and parent of Aquila Investment Management LLC, Manager, since 2004, President since 1997, Chief Operating Officer, 1997-2008, a Director since 1984, Secretary since 1986 and previously its Executive Vice President, Senior Vice President or Vice President, 1986-1997; Chief Executive Officer and Vice Chair since 2004, President and Manager  since 2003, and Chief Operating Officer (2003-2008), of the Manager; Chair, Vice Chair, President, Executive Vice President and/or Senior Vice President of funds in the Aquila Group of Funds since 1986; Director of the Distributor since 1997; Governor, Investment Company Institute (the U.S. mutual fund industry trade organization dedicated to protecting shareholder interests and educating the public about investing) for various periods since 2004, and Chair of its Small Funds Committee, 2004-2009; active in charitable and volunteer organizations.

11
ICI Mutual Insurance Company, a Risk Retention Group (2006-2009 and 2010-2013); Vice Chair and Trustee of Pacific Capital Funds of Cash Assets Trust (three money-market funds in the Aquila Group of Funds) 2004-2012

Non-interested Trustees

John M. Burlingame Wilmette, IL (1955)	Trustee since 2014	President, Hyatt Vacation Ownership 2014-present; Global Head – Residential Development, Hyatt Hotels Corporation 2009-2014, responsible for whole ownership and vacation ownership components of Hyatt branded mixed-use projects and stand-alone projects; Executive Vice President, Hyatt Vacation Ownership (including resort management, homeowner’s association management, sales and marketing, development and consumer financing), 1994 – 2009; prior to 1994 involved in all phases of hotel development for Hyatt.	4	American Resort Development Association
John J. Partridge Providence, RI (1940)	Trustee since 2004	Founding Partner, Partridge Snow & Hahn LLP, a law firm, Providence, Rhode Island, since 1988, Senior Counsel, since January 1, 2007; Assistant Secretary – Advisor to the Board, Aquila Narragansett Tax-Free Income Fund, 2005-2008, Trustee 2002-2005; director or trustee of various educational, civic and charitable organizations, including Ocean State Charities Trust, and The Pawtucket Foundation.	9	None
 (1) The mailing address of each Trustee is c/o Churchill Cash Reserves Trust, 120 West 45th Street, Suite 3600, New York, NY  10036.

(2) Each Trustee holds office until his or her successor is elected or his or her earlier retirement or removal.

(3) Includes certain Aquila-sponsored funds that are dormant and have no public shareholders.

(4) Ms. Herrmann is an “interested person” of the Trust, as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”), as an officer of the Trust, as a director, officer and shareholder of the Manager’s corporate parent, as an officer and Manager of the Manager, and as a shareholder and director of the Distributor.

(5) The “Aquila Group of Funds” includes: Aquila Tax-Free Trust of Arizona, Aquila Tax-Free Fund of Colorado, Hawaiian Tax-Free Trust, Aquila Churchill Tax-Free Fund of Kentucky, Aquila Tax-Free Trust of Oregon, Aquila Narragansett Tax-Free Income Fund (Rhode Island) and Aquila Tax-Free Fund For Utah, each of which is a tax-free municipal bond fund and are called the “Aquila Municipal Bond Funds”; Aquila Three Peaks Opportunity Growth Fund, which is an equity fund; and Aquila Three Peaks High Income Fund, which is a high-income corporate bond fund.

Name and Year of Birth(1)	Positions Held with Trust and Length of Service(2)	Principal Occupation(s) During Past 5 Years

Officers

Charles E. Childs, III New York, NY (1957)	Executive Vice President since 2008 and Secretary since 2011
Executive Vice President of all funds in the Aquila Group of Funds and the Manager and the Manager’s parent since 2003; Chief Operating Officer of the Manager and the Manager’s parent since 2008; Secretary of all funds in the Aquila Group of Funds since 2011; formerly Senior Vice President, corporate development, Vice President, Assistant Vice President and Associate of the Manager’s parent since 1987; Executive Vice President, Senior Vice President, Vice President or Assistant Vice President of the Aquila money-market funds, 1988-2012; Director of the Distributor since 2012.

Randall S. Fillmore New York, NY (1960)	Chief Compliance Officer since 2012
Chief Compliance Officer of all funds in the Aquila Group of Funds, the Manager and the Distributor since 2012; Managing Director, Fillmore & Associates, 2009-2012; Fund and Adviser Chief Compliance Officer (2002-2009), Senior Vice President - Broker Dealer Compliance (2004-2009), Schwab Funds Anti Money Laundering Officer and Identity Theft Prevention Officer (2004-2009), Vice President - Internal Audit (2000-2002), Charles Schwab Corporation; National Director, Information Systems Risk Management - Consulting Services (1999-2000), National Director, Investment Management Audit and Business Advisory Services (1992-1999), Senior Manager, Manager, Senior and Staff Roles (1983-1992), PricewaterhouseCoopers LLP.

Joseph P. DiMaggio New York, NY (1956)	Chief Financial Officer since 2003 and Treasurer since 2000	Chief Financial Officer of all funds in the Aquila Group of Funds since 2003 and Treasurer since 2000.

(1)  The mailing address of each officer is c/o Churchill Cash Reserves Trust, 120 West 45th Street, Suite 3600, New York, NY  10036.

(2) The term of office of each officer is one year.

    The specific experience, qualifications, attributes or skills that led to the conclusion that these persons should serve as Trustees of the Trust at this time in light of the Trust’s business and structure, in addition to those listed above, were as follows.

Diana P. Herrmann:
Over 30 years of experience in the financial services industry, 27 of which have been in mutual fund management, most recently as the Vice Chair, Chief Executive Officer, President, Director and Secretary of Aquila Management Corporation (“Aquila”), Founder and Sponsor of the Aquila Group of Funds and parent of the adviser, manager or administrator of each fund of the Aquila Group of Funds, and previously as the Chief Operating Officer, Executive Vice President, Senior Vice President or Vice President of Aquila.

John M. Burlingame:
Knowledgeable about financial management as an executive of major hotel corporation responsible for all phases of hotel development for Hyatt; knowledgeable about operation and governance of mutual funds as an investment company board member for 8 years.

John J. Partridge:
Knowledgeable about finance and corporate governance as a lawyer and as a board member of various organizations as detailed above and about operation and governance of mutual funds as an investment company board member or adviser to the board for over 12 years.

Compensation of Trustees

         Neither the Trust nor any other fund in the Aquila Group of Funds currently pays fees to Trustees affiliated with the Manager or to any of the Trust’s officers.  During the fiscal year ended December 31, 2014, the Trust did not pay to or reimburse expenses of non-interested Trustees.  The following table lists the compensation all non-interested Trustees received during the fiscal year ended December 31, 2014 from other funds in the Aquila Group of Funds.  None of such Trustees has any pension or retirement benefits from the Trust or any of the other funds in the Aquila Group of Funds.

Name	Compensation from the Trust	Compensation from all funds in the Aquila Group of Funds	Number of boards on which the Trustee serves

John M. Burlingame	$0	$37,500	4

John J. Partridge	$0	$63,500	9

Ownership of Securities

On April 1, 2015, Aquila Investment  Management LLC, the Manager and a wholly-owned subsidiary of the sponsor, Aquila Management Corporation, held of record 1,001 of the Trust's shares, all of the shares then outstanding, and could therefore be deemed to control the Trust.

Additional Information about the Advisory and Administration Agreement

The portions of the agreement relating to investment advisory services are no longer in effect. Only the portions of the agreement relating to administration services remain in effect.

Information about the Manager

Management Fees

During the fiscal years ended December 31, 2014 and 2013, the fiscal period ended December 31, 2012, and the fiscal year ended September 30, 2012 the Trust incurred no Management fees.

Transfer Agent, Custodian and Independent Registered Public Accounting Firm

The Trust does not offer shares and has no transfer agent.

The Trust's Custodian is JPMorgan Chase Bank, N.A., JPMorgan Chase Bank, N.A., 14201 N. Dallas Parkway, Dallas, Texas 75254; it receives, holds and delivers the Trust's portfolio securities (including physical securities, book-entry securities, and securities in depositories) and money, performs related accounting functions and issues reports to the Trust. The Trust pays no fees to the custodian at present.

The Trust's independent registered public accounting firm, Tait, Weller & Baker  LLP, 1818 Market Street, Suite 2400, Philadelphia, Pennsylvania 19103, performs an annual audit of the Trust's financial statements.

Brokerage Allocation and Other Practices

During the fiscal years ended December 31, 2014 and 2013, the fiscal period ended December 31, 2012, and the fiscal year ended September 30, 2012 the Trust had no brokerage transactions and effected no transactions in portfolio securities.

Limitation of Redemptions in Kind

The Trust has elected to be governed by Rule 18f-1 under the 1940 Act, pursuant to which the Trust is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1 percent of the net asset value of the Trust during any 90-day period for any one shareholder.  Should redemptions by any shareholder exceed such limitation, the Trust will have the option of redeeming the excess in cash or in kind.  If shares are redeemed in kind, the redeeming shareholder might incur brokerage costs in converting the assets into cash.  The method of valuing securities used to make redemptions in kind will be the same as the method of valuing portfolio securities described under “Net Asset Value Per Share” in Part A, and such valuation will be made as of the same time the redemption price is determined.

Capital Stock

The Trust has one class of shares. Each share represents an equal proportionate interest in the Trust with each other share. Upon liquidation of the Trust, shareholders are entitled to share pro-rata in the net assets of the Trust available for distribution to shareholders. Shares are fully paid and non-assessable, except as set forth in the following paragraph; holders of shares have no pre-emptive or conversion rights. Voting rights of shareholders cannot be modified other than by shareholder vote.

The Trust is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders of a trust such as the Trust, may, under certain circumstances, be held personally liable as partners for the obligations of the trust. For shareholder protection, however, an express disclaimer of shareholder liability for acts or obligations of the Trust is contained in the Declaration of Trust, which requires that notice of such disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust does, however, contain an express disclaimer of shareholder liability for acts or obligations of the Trust. The Declaration of Trust provides for indemnification out of the Trust's property of any shareholder held personally liable for the obligations of the Trust. The Declaration of Trust also provides that the Trust shall, upon request, assume the defense of any claim made against any shareholder for any act or obligation of the Trust and satisfy any judgment thereon. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to the relatively remote circumstances in which the Trust itself would be unable to meet its obligations. In the event the Trust had two or more Series, and if any such Series were to be unable to meet the obligations attributable to it (which, as is the case with the Trust, is relatively remote), the other Series would be subject to such obligations, with a corresponding increase in the risk of the shareholder liability mentioned in the prior sentence.

The Declaration of Trust further indemnifies the Trustees of the Trust and provides that they will not be liable for errors of judgment or mistakes of fact or law; but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

Purchase, Redemption, and Pricing of Shares

Amortized Cost Valuation

The Trust operates under Rule 2a-7 (the “Rule”) of the Securities and Exchange Commission which permits it to value its portfolio on the basis of amortized cost.  The amortized cost method of valuation is accomplished by valuing a security at its cost and thereafter assuming a constant amortization rate to maturity of any discount or premium, and does not reflect the impact of fluctuating interest rates on the market value of the security.  This method does not take into account unrealized gains or losses.

While the amortized cost method provides certainty in valuation, there may be periods during which value, as determined by amortized cost, is higher or lower than the price the Trust would receive if it sold the instrument.  During periods of declining interest rates, the daily yield on the Trust’s shares may tend to be higher than a like computation made by a fund with identical investments utilizing a method of valuation based upon market prices and estimates of market prices for all of its portfolio instruments and changing its dividends based on these changing prices.  The converse would apply in a period of rising interest rates.

Under the Rule, the Trust’s Board of Trustees must establish, and has established, procedures (the “Procedures”) designed to stabilize at $1.00, to the extent reasonably possible, the Trust’s price per share as computed for the purpose of sales and redemptions.  Such procedures must include review of the Trust’s portfolio holdings by the Board of Trustees at such intervals as it may deem appropriate and at such intervals as are reasonable in light of current market conditions to determine whether the Trust’s net asset value calculated by using available market quotations deviates from the per share value based on amortized cost.  “Available market quotations” may include actual market quotations (valued at the mean between bid and asked prices), estimates of market value reflecting current market conditions based on quotations or estimates of market value for individual portfolio instruments or values obtained from yield data relating to a directly comparable class of securities published by reputable sources.

Under the Rule, if the extent of any deviation between the net asset value per share based upon “available market quotations” (see above) and the net asset value per share based on amortized cost exceeds $0.005, the Board of Trustees must promptly consider what action, if any, will be initiated.  When the Board of Trustees believes that the extent of any deviation may result in material dilution or other unfair results to investors or existing shareholders, it is required to take such action as it deems appropriate to eliminate or reduce to the extent reasonably practicable such dilution or unfair results.  Such actions could include the sale of portfolio securities prior to maturity to realize capital gains or losses or to shorten average portfolio maturity, withholding dividends or payment of distributions from capital or capital gains, redemptions of shares in kind, or establishing a net asset value per share using available market quotations.  The Procedures contemplate changes in the dividends payable by the Trust under specified conditions, as described below under “Computation of Daily Dividends.”  This portion of the Procedures provides that actions that the Trustees would consider under certain circumstances can be taken automatically.

Computation of Daily Dividends

Under the Procedures that the Trust’s Board of Trustees have adopted relating to amortized cost valuation, the calculation of the Trust’s daily dividends will change under certain circumstances from that indicated in the Prospectus.  If on any day the deviation between net asset value determined on an amortized cost basis and that determined using market quotations is $0.003 or more, the amount of such deviation will be added to or subtracted from the daily dividend to the extent necessary to reduce such deviation to within $0.003.

If on any day there is insufficient net income to absorb any such reduction, the Board of Trustees would be required under the Rule to consider taking other action if the deviation, after eliminating the dividend for that day, exceeds $0.005.  One of the actions which the Board of Trustees might take could be the elimination or reduction of dividends for more than one day.

Automatic Withdrawal Plan

If you own or purchase shares of the Trust having a net asset value of at least $5,000 you may establish an Automatic Withdrawal Plan under which you will receive a monthly or quarterly check in a stated amount, not less than $50.  Stock certificates will not be issued for shares held under an Automatic Withdrawal Plan.  All dividends must be reinvested.

Shares will be redeemed on the last business day of the month as may be necessary to meet withdrawal payments.  Shares acquired with reinvested dividends will be redeemed first to provide such withdrawal payments and thereafter other shares will be redeemed to the extent necessary, and, depending upon the amount withdrawn, your principal may be depleted.

Redemption of shares for withdrawal purposes may reduce or even liquidate the account. Monthly or quarterly payments paid to shareholders may not be considered as a yield or income on investment.

Taxation of the Trust

The Trust, during its last fiscal year, qualified and intends to continue to qualify under subchapter M of the Internal Revenue Code; if so qualified it will not be liable for Federal income taxes on amounts distributed by the Trust.

Underwriter

The Trust does not currently offer shares and has no underwriting agreement.

Disclosure of Portfolio Holdings

Under Trust policies, when the Trust resumes operations the Manager will publicly disclose the complete schedule of the Trust’s portfolio holdings, as reported at the end of each calendar quarter, generally by the 15th day after the end of each calendar quarter.  Such information will remain accessible until the next schedule is made publicly available.  You will be able to obtain a copy of the Trust’s schedule of portfolio holdings for the most recently completed period by accessing the information on the Trust’s website at www.aquilafunds.com.

In addition, the Manager may share the Trust’s non-public portfolio holdings information with pricing services and other service providers to the Trust who require access to such information in order to fulfill their contractual duties to the Trust.  The Manager may also disclose non-public information regarding the Trust’s portfolio holdings to certain mutual fund analysts and rating and tracking entities, such as Morningstar and Lipper Analytical Services, or to other entities that have a legitimate business purpose in receiving such information on a more frequent basis.  Exceptions to the frequency and recipients of the disclosure may be made only with the advance authorization of the Trust’s Chief Compliance Officer upon a determination that such disclosure serves a legitimate business purpose and is in the best interests of the Trust and will be reported to the Board of Trustees at the next regularly scheduled board meeting.  All non-public portfolio holdings information is provided pursuant to arrangements as to confidentiality.

Whenever portfolio holdings disclosure made pursuant to these procedures involves a possible conflict of interest between the Trust’s shareholders and the Trust’s Manager, Distributor or any affiliated person of the Trust, the disclosure may not be made unless a majority of the independent Trustees or a majority of a board committee consisting solely of independent Trustees approves such disclosure.  The Trust and the Manager shall not enter into any arrangement providing for the disclosure of non-public portfolio holdings information for the receipt of compensation or benefit of any kind.  Any material changes to the policies and procedures for the disclosure of portfolio holdings will be reported to the Board on at least an annual basis.

CHURCHILL CASH RESERVES TRUST
PART C: OTHER INFORMATION

ITEM 28 Exhibits:

(a)	Supplemental Declaration of Trust Amending and Restating the Declaration of Trust (ii)

(b)	By-laws (iv)

(c)	See Supplemental Declaration of Trust Amending and Restating the Declaration of Trust and By-laws filed under Items 28(a) and 28(b).

(d) (i) Investment Advisory and Administration Agreement (iii)

(e) Not applicable

(f) Not applicable

(g) (i) Custody Agreement (i)

(h) Not applicable

(i) Not applicable

 (j) Not applicable

(k) Not applicable

(l) Not applicable

(m) Not applicable

(n) Not applicable

(o) Reserved

(p) Code of Ethics
(i) The Trust (vi)
(ii) The Manager (v)

(i)	Filed as an exhibit to Registrant's Post-Effective Amendment No. 12 dated November 29, 1995 and incorporated herein by reference.

(ii)	Filed as an exhibit to Registrant's Post-Effective Amendment No. 14 dated January 23, 1997 and incorporated herein by reference.

(iii)	Filed as an exhibit to Registrant's Post-Effective Amendment No. 17 dated January 29, 1999 and incorporated herein by reference.

(iv)	Filed as an exhibit to Registrant’s filing under the Investment Company Act of 1940 filed January 30, 2007 and incorporated herein by reference.

(v)	Filed as an exhibit to Registrant’s filing under the Investment Company Act of 1940 filed January 28, 2011 and incorporated herein by reference.

(vi)	Filed as an exhibit to Registrant’s filing under the Investment Company Act of 1940 filed January 27, 2012 and incorporated herein by reference.

ITEM 29. Persons Controlled By or Under Common Control with Registrant

None

ITEM 30. Indemnification

Subdivision (c) of Section 12 of Article SEVENTH of Registrant’s Amended and Restated Declaration of Trust, filed as Exhibit 1 to Registrant’s Post-Effective Amendment No. 14 dated January, 1997 is incorporated herein by reference.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, officers, and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a Trustee, officer, or controlling person of Registrant in the successful defense of any action, suit, or proceeding) is asserted by such Trustee, officer, or controlling  person in connection with the securities being registered, Registrant  will, unless in the opinion of its counsel the matter has been settled  by controlling precedent, submit to a court of appropriate   jurisdiction the question of whether such indemnification by it is  against public policy as expressed in the Act and will be governed by  the final adjudication of such issue.

ITEM 31. Business & Other Connections of Investment Adviser

The business and other connections of Aquila Investment Management LLC, the Trust's Investment Adviser and Manager is set forth in the prospectus (Part A).  For information as to the business, profession, vocation, or employment of a substantial nature of its Directors and officers, reference is made to the Form ADV filed by it under the Investment Advisers Act of 1940.

ITEM 32. Principal Underwriters

None

ITEM 33. Location of Accounts and Records

All such accounts, books, and other documents are maintained by the Manager and the custodian, whose addresses are:

Manager:
Aquila Investment Management LLC
120 West 45th Street, Suite 3600
New York, NY  10036

Custodian:
JPMorgan Chase Bank, N.A.
14201 N. Dallas Parkway
Dallas, Texas 75254

ITEM 34. Management Services

Not applicable.

ITEM 35. Undertakings

(a) The Trust will not resume operations without first filing an appropriate amendment to its registration under the Securities Act of 1933 and the Investment Company Act of 1940, which amendment shall become effective.

SIGNATURE

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 30th day of April, 2015.

CHURCHILL CASH RESERVES TRUST
(Registrant)

By /s/ Diana P. Herrmann
Diana P. Herrmann
President